Exhibit 99.1

Luna Innovations Reports Strong Fourth-Quarter
and Full-Year 2022 Results
Provides 2023 Guidance

Q4 Financial Highlights
•Revenues of $31.7 million, up 31% year over year
◦Revenues in constant currency of $32.5 million; up 34% year over year
•Gross margin of 61%, compared to 58% for the prior year
•Net income of $0.9 million, compared to net income of $1.6 million for the prior year
•Adjusted EBITDA of $4.7 million, compared to $3.1 million for the prior year
•Adjusted EPS of $0.08, compared to $0.08 for the prior year

Full-Year Financial Highlights
•Revenues of $109.5 million, up 25% year over year
◦Revenues in constant currency of $111.9 million; up 28% year over year
•Gross margin of 61%, compared to 59% for the prior year
•Net income of $9.3 million, compared to net income of $1.4 million for the prior year
•Adjusted EBITDA of $12.1 million, compared to $7.6 million for the prior year
•Adjusted EPS of $0.21, compared to $0.17 for the prior year

(ROANOKE, VA, March 14, 2023) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three months and full fiscal year ended December 31, 2022.

"2022 was a transformational year for Luna representing the culmination of execution on the five-year strategic plan we outlined in 2017, thereby creating a pure-play fiber optics company” said Scott Graeff, President and Chief Executive Officer of Luna. “We’ve moved into FY23 with keen focus and high expectations for organizational optimization, large customer wins, and market expansion.

“With the completed divestiture of Luna Labs, our acquisition of Lios Sensing, and the integration of OptaSense, we created a solid base that reflects our fiber-focused vision for our business going forward. We believe these accomplishments will help us deliver strong financial results in FY23 and will enable our success far into the future.

“We are creating a leading global organization with world-class capabilities,” Graeff continued. “With the right people in the right places in a right-sized organization, we are preparing for significant scalability and targeting meaningful growth. We are looking forward to a strong year in an expanding market with incredible potential.”

Fourth-Quarter Fiscal 2022 Financial Summary
Highlights of the financial results for the three months ended December 31, 2022 are:

	Three Months Ended December 31,		Change
(in thousands, except share and per share data)	2022	2021
Revenues	$31,702	$24,222	31%

Gross profit	19,335	14,120	37%
Gross margin	61%	58%

Operating expense	17,871	13,085	37%
Operating income	1,464	1,035
Operating margin	4.6%	4.3%

Other (expense)/income and income tax (expense)/benefit	(647)	440

Net income from continuing operations	$817	$1,475

Income from discontinued operations, net of income taxes of $500 and $203	36	100

Net income	$853	$1,575

Earnings per diluted share (EPS)	$0.02	$0.05
Adjusted EPS	$0.08	$0.08	—%
Diluted weighted average shares outstanding	34,354,984	33,665,613

Adjusted EBITDA	$4,692	$3,123	50%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable figures under generally accepted accounting principles ("GAAP") can be found in the schedules included in this release.

Revenues for the three months ended December 31, 2022 increased 31% compared to the prior year period; 34% in constant currency.

Gross margin for the three months ended December 31, 2022 was 61%, compared to 58% for the three months ended December 31, 2021, driven primarily by product mix. Operating income increased to $1.5 million for the three months ended December 31, 2022, compared to $1.0 million for the three months ended December 31, 2021.

Net income was $0.9 million, or $0.02 per fully diluted share, for the three months ended December 31, 2022, compared to $1.6 million, or $0.05 per fully diluted share, for the three months ended December 31, 2021. Adjusted

EPS was $0.08 for the three months ended December 31, 2022 compared to $0.08 for the three months ended December 31, 2021.

Adjusted EBITDA was $4.7 million for the three months ended December 31, 2022, compared to $3.1 million for the three months ended December 31, 2021.

Full-Year Fiscal 2022 Financial Summary
Highlights of the financial results for the year ended December 31, 2022 are:

	Full Year Ended December 31,
(in thousands, except share and per share data)	2022	2021	Change
Revenues	$109,497	$87,513	25%

Gross profit	$66,497	$51,556	29%
Gross margin	61%	59%

Operating expense	68,381	54,146	26%
Operating loss	(1,884)	(2,590)
Operating margin	(1.7)%	(3.0)%

Other (expense)/income and income tax benefit	(416)	1,501

Net loss from continuing operations	$(2,300)	$(1,089)

Income from discontinued operations, net of income taxes $3,705 and $584	11,579	2,471

Net income	$9,279	$1,382

Earnings per diluted share (EPS)	$0.28	$0.04	600%
Adjusted EPS	$0.21	$0.17	24%
Diluted weighted average shares outstanding	32,591,973	31,658,085

Adjusted EBITDA	$12,143	$7,584	60%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Revenues for the year ended December 31, 2022 increased 25% compared to the prior-year period; 28% on a constant currency basis.

Gross margin of 61% for the year ended December 31, 2022 was up compared to 59% for the year ended December 31, 2021. Operating loss of $1.9 million for the year ended December 31, 2022, decreased compared to operating loss of $2.6 million for the year ended December 31, 2021.

Net income was $9.3 million, or $0.28 per fully diluted share, for the year ended December 31, 2022, compared to a net income of $1.4 million, or $0.04 per fully diluted share, for the year ended December 31, 2021. Adjusted EPS was $0.21 for the year ended December 31, 2022, compared to $0.17 for the year ended December 31, 2021.

Adjusted EBITDA was $12.1 million for the year ended December 31, 2022, compared to $7.6 million for the year ended December 31, 2021.

Q4 Business Highlights
•Closed multiple, new, large and recurring OEM accounts
•Won multiple, large contracts for our fiber sensing solutions in the infrastructure and energy industries
•Achieved strong, 47% year-over-year growth for the Company's Terahertz products
•Record quarter in the Company's Communications test vertical, delivering 59% year-over-year revenue growth
•Delivered a new generation laser tester for Silicon Photonics applications

2023 Full-Year Outlook
For fiscal year and Q1 2023, Luna expects:
•Total revenues in the range of $125 million to $130 million for full year 2023
•Adjusted EBITDA in the range of $14 million to $18 million for full year 2023
•Total revenues in the range of $23 million to $25 million for Q1 2023

Luna is not providing an outlook for net income, which is the most directly comparable GAAP measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, Adjusted EPS and revenue measured on a constant currency basis, which are non-GAAP financial measures. Adjusted

EBITDA and Adjusted EPS exclude certain charges and income that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course.

The Company calculates revenue measured on a constant currency basis by translating its foreign revenues for the relevant period in U.S. dollars at the average exchange rate in effect for the comparable prior year period. The Company presents revenue in this manner because it is a global company that transacts business in multiple currencies and reports financial information in U.S. dollars. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues. Exchange rate fluctuations can have a significant effect on reported revenues. The Company believes presenting constant currency revenue information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

Adjusted EBITDA, Adjusted EPS and revenue measured on a constant currency basis should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three months and full-year ended December 31, 2022. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 1.877.270.2148 and the international dial-in number is.1.412.902.6510. Participants should ask to join the Luna Innovations Incorporated conference call and are advised to dial in at least fifteen minutes prior to the call. A replay of the conference call will be available on the company's website under "Webcasts and Presentations" for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2023 financial results and outlook and growth potential, as well as potential organizational optimization, large customer wins and market expansion. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the ultimate impact of the COVID-19 pandemic and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2022, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets
(in thousands of U.S Dollars)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$6,024	$17,128
Accounts receivable, net	33,249	20,913
Contract assets	7,691	5,166
Inventory	36,582	22,493
Prepaid expenses and other current assets	4,328	3,793
Assets held for sale	—	12,952
Total current assets	87,874	82,445
Property and equipment, net	4,893	2,988
Intangible assets, net	18,750	17,177
Goodwill	26,927	18,984
Operating lease right-of-use assets	4,661	5,075
Other non-current assets	3,255	247
Deferred tax assets	4,647	3,321
Total assets	151,007	130,237
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt obligation	$2,500	$4,167
Accounts payable	8,109	2,809
Accrued and other current liabilities	16,694	9,258
Contract liabilities	4,089	4,649
Current portion of operating lease liabilities	2,239	2,101
Liabilities associated with assets held for sale	—	9,703
Total current liabilities	33,631	32,687
Long-term debt obligation	20,726	11,673
Long-term portion of operating lease liabilities	2,804	3,509
Other long-term liabilities	444	445
Total liabilities	57,605	48,314
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 34,901,954 and 33,855,725 shares issued, 33,105,080 and 32,116,270 shares outstanding at December 31, 2022 and 2021, respectively	35	34
Treasury stock at cost, 1,796,862 and 1,744,206 shares at December 31, 2022 and 2021, respectively	(5,607)	(5,248)
Additional paid-in capital	104,893	98,745
Accumulated deficit	(2,296)	(11,575)
Accumulated other comprehensive loss	(3,623)	(33)
Total stockholders’ equity	93,402	81,923
Total liabilities and stockholders’ equity	$151,007	$130,237

Luna Innovations Incorporated
Consolidated Statements of Operations
 (in thousands of U.S. Dollars, except per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Revenues	$31,702	$24,222	$109,497	$87,513
Cost of revenues	12,367	10,102	43,000	35,957
Gross profit	19,335	14,120	66,497	51,556
Operating expense:
Selling, general and administrative	15,017	10,542	57,544	43,956
Research, development and engineering	2,854	2,543	10,837	10,190
Total operating expense	17,871	13,085	68,381	54,146
Operating income/(loss)	1,464	1,035	(1,884)	(2,590)
Other (expense)/income:
Other income	8	—	216	—
Investment income	—	—	46	—
Interest expense, net	(348)	(104)	(898)	(479)
Total other expense	(340)	(104)	(636)	(479)
Income/(loss) from continuing operations before income taxes	1,124	931	(2,520)	(3,069)
Income tax (expense)/benefit	(307)	544	220	1,980
Income/(loss) from continuing operations	817	1,475	(2,300)	(1,089)
Income from discontinued operations, net of income tax expenses	1,108	100	1,730	2,471
(Loss)/gain on sale of discontinued operations, net of tax of income taxes	(1,072)	—	9,849	—
Net income from discontinued operations	36	100	11,579	2,471
Net income	$853	$1,575	$9,279	$1,382
Net income/(loss) per share from continuing operations:
Basic	$0.02	$0.05	$(0.07)	$(0.03)
Diluted	$0.02	$0.04	$(0.07)	$(0.03)
Net loss per share from discontinued operations:
Basic	$—	$—	$0.36	$0.08
Diluted	$—	$—	$0.36	$0.08
Net income per share:
Basic	$0.02	$0.05	$0.28	$0.04
Diluted	$0.02	$0.05	$0.28	$0.04
Weighted average shares (in thousands):
Basic	32,977	32,014	32,592	31,658
Diluted	34,355	33,666	32,592	31,658

Luna Innovations Incorporated
Consolidated Statements of Cash Flows
 (in thousands of U.S. Dollars)

	Year ended December 31,
	2022	2021
Cash flows (used in)/provided by operating activities:
Net income	$9,279	$1,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,449	4,628
Stock-based compensation	4,232	2,955
Loss on sale and disposal of property and equipment	53	—
Gain from discontinued operations, net of tax	(9,849)	—
Deferred tax benefit	(2,363)	(1,501)
Changes in operating assets and liabilities:
Accounts receivable	(9,151)	113
Contract assets	(5,008)	(1,672)
Inventory	(10,028)	939
Other current assets	(386)	582
Other long-term assets	1,108	—
Accounts payable and accrued expenses	6,122	(3,213)
Contract liabilities	1,973	186
Other long-term liabilities	2	84
Net cash (used in)/provided by operating activities	(8,567)	4,483
Cash flows used in investing activities:
Acquisitions, net of cash acquired	(22,085)	—
Acquisition of property and equipment	(2,888)	(1,412)
Intangible property costs	(50)	(356)
Proceeds from sale of discontinued operations, net	13,968	—
Net cash used in investing activities	(11,055)	(1,768)
Cash flows provided by/(used in) financing activities:
Proceeds from debt obligations	24,150	—
Payments on debt obligations	(16,763)	(4,144)
Payments on finance lease obligation	(48)	(48)
Purchase of treasury stock	(359)	(459)
Proceeds from ESPP	944	1,131
Proceeds from the exercise of options	1,588	2,256
Net cash provided by/(used in) financing activities	9,512	(1,264)
Net change in cash and cash equivalents	(10,110)	1,451
Effect of exchange rate changes on cash and cash equivalents	(994)	311
Cash and cash equivalents—beginning of period	17,128	15,366
Cash and cash equivalents—end of period	$6,024	$17,128
Supplemental disclosure of cash flow information
Cash paid for interest	$805	$458
Net cash received for income taxes	$39	$113

Luna Innovations Incorporated
Reconciliation of Net Income to Adjusted EBITDA
 (in thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Net income	$853	$1,575	$9,279	$1,382
Income from discontinued operations, net of income taxes	36	100	11,579	2,471
Net income/(loss) from continuing operations	817	1,475	(2,300)	(1,089)
Interest expense	293	104	735	479
Income tax provision/(benefit)	307	(544)	(220)	(1,980)
Depreciation and amortization (1)	1,455	1,077	5,449	4,517
EBITDA	2,872	2,112	3,664	1,927
Share-based compensation (1)	1,067	693	4,094	2,826
Integration and transaction expense	(21)	249	2,163	2,322
Amortization of inventory step-up	286	69	677	509
Other non-recurring charges (2)	488	—	1,545	—
Adjusted EBITDA	$4,692	$3,123	$12,143	$7,584

(1) Excludes portion classified in discontinued operations.
(2) Other non-recurring charges include severance, customer accommodation, facility consolidation and debt refinancing costs.

`Luna Innovations Incorporated
Reconciliation of Net Income to Adjusted EPS
 (in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Net income	$853	$1,575	$9,279	$1,382
Income from discontinued operations, net of income taxes	36	100	11,579	2,471
Net income/(loss) from continuing operations	817	1,475	(2,300)	(1,089)
Share-based compensation (1)	1,067	693	4,094	2,826
Integration and transaction expense	(21)	249	2,163	2,322
Amortization of intangible assets (1)	952	760	3,745	3,113
Amortization of inventory step-up	286	69	677	509
Other non-recurring charges (2)	488	—	1,545	—
Income tax effect on adjustments	(693)	(443)	(3,056)	(2,193)
Adjusted income from continuing operations	$2,896	$2,803	$6,868	$5,488

Adjusted EPS	$0.08	$0.08	$0.21	$0.17

Adjusted weighted average shares:
Diluted	34,355	33,666	32,592	31,658

(1) Excludes portion classified in discontinued operations.
(2) Other non-recurring charges include severance, customer accommodation, facility consolidation and debt refinancing costs.